UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2012

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2012, Zillow, Inc., a Washington corporation (“Zillow”), consummated its acquisition of Mortech, Inc., a Nebraska corporation (“Mortech”), pursuant to the terms and subject to the conditions of the Stock Purchase Agreement by and among Zillow, Mortech, Don Kracl, Judy Kracl, Joyce Kracl, Jason Steele and Sara Steele (who are the shareholders of Mortech), and Don Kracl, in his capacity as shareholder representative, dated November 4, 2012. Mortech is a software and services company that provides mortgage-related solutions to lenders, bankers, credit unions and smaller community lenders. In consideration for the acquisition of all of the outstanding capital stock of Mortech from the shareholders, Zillow (i) paid to the shareholders approximately $12 million in cash, less certain transactions expenses and other costs and as adjusted at closing based on Mortech’s net working capital, and (ii) issued to the shareholders a total of 150,000 restricted shares of Zillow’s Class A common stock, which will vest over a three-year period beginning on November 30, 2012 (25% after the first year and the remaining portion in equal installments after the second and third years) subject to the achievement of certain performance metrics relating to Mortech’s business and the continued employment with Zillow of Mortech’s president, Don Kracl, and chief technology officer, Jason Steele. In connection with the closing, $1,800,000 of the cash consideration and 75,000 of the restricted shares otherwise payable to the shareholders has been deposited in a third-party escrow account to secure certain indemnification obligations of the shareholders.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by Zillow on November 30, 2012 regarding the closing of the Merger is filed as Exhibit 99.1 hereto, and is incorporated herein by reference. The information in this Item 7.01 of Current Report on Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 30, 2012 entitled “Zillow Completes Acquisition of Mortech” issued by Zillow, Inc. on November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2012	ZILLOW, INC.

	By:	/S/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 30, 2012 entitled “Zillow Completes Acquisition of Mortech” issued by Zillow, Inc. on November 30, 2012.

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